Exhibit 23(a)


                          CONSENT OF INDEPENDENT ACCOUNTANTS





          We consent to the inclusion in this registration statement on Form S-3 of our report dated March 31, 1998, on our audit of the financial statements and financial statement schedule of Cover-All Technologies Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."




                                             MOORE STEPHENS, P.C.
                                             Certified Public Accountants



          Cranford, New Jersey
          December 7, 1998